                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-8 Number 2-85867, 33-48782 and 33-51239 of Kelly Services, Inc. of our report dated February 1, 1995, appearing on page 15 of this Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Detroit, Michigan
March 24, 1995